EXHIBIT 1(j)


                                     FORM OF
                                JOINDER AGREEMENT
                                -----------------

     This Joinder Agreement dated as of February 2, 2005 (this "Joinder Agreement"), by and among The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), Bear, Stearns & Co. Inc. ("Bear Stearns") and Banc of America Securities LLC, Charles Schwab & Company, Incorporated and WM Financial Services, Inc. (collectively, the "Joining Parties") amends The Bear Stearns Companies Inc. $2,000,000,000 IncomeNotesSM Distribution Agreement, dated as of June 19, 2003, as heretofore amended by the Joinder Agreement, dated as of November 17, 2003 among the Company, Bear Stearns, the Agents listed on Schedule A thereto and Morgan Stanley & Co. Incorporated (the "Distribution Agreement").

     The Joining Parties, the Company and Bear Stearns, hereby acknowledge, agree and confirm that, by their execution of this Joinder Agreement, each of the Joining Parties shall be deemed to be a party to the Distribution Agreement as of the date hereof and shall have all of the rights and obligations of an "Agent" thereunder as if each such Joining Party had been a party to and had executed the Distribution Agreement. Each of the Joining Parties hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Distribution Agreement.

     The Joining Parties, the Company and Bear Stearns hereby acknowledge, agree and confirm that, by their execution of this Joinder Agreement, the Distribution Agreement may be amended from time to time by a written amendment duly executed by the Company and Bear Stearns, on behalf of the Agents, for the purpose of adding additional agents to the Distribution Agreement.

     This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission by telecopier or facsimile transmission of an executed counterpart of this Joinder Agreement shall constitute due and sufficient delivery of such counterpart.

      Please confirm your acceptance of this Joinder Agreement by signing and returning to us the enclosed duplicate copy hereof.

                            [Signature Pages Follow]

CONFIRMED AND ACCEPTED, as
of the date hereof:


THE BEAR STEARNS COMPANIES INC.

By:
   -----------------------------------
   Title:

BEAR, STEARNS & CO. INC.

By:
   -----------------------------------
   Title:

BANC OF AMERICA SECURITIES LLC

By:
   -----------------------------------
   Title:

CHARLES SCHWAB & COMPANY, INCORPORATED

By:
   -----------------------------------
   Title:

WM FINANCIAL SERVICES, INC.

By:
   -----------------------------------
   Title: